UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2017

Repros Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15281 (Commission File Number)	76-0233274 (I.R.S. Employer Identification No.)

2408 Timberloch Place, Suite B-7
The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 719-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on April 9, 2017, Larry Dillaha, M.D., was named the permanent President and Chief Executive Officer of Repros Therapeutics Inc. (the “Company”). When Dr. Dillaha’s employment was announced, the Company disclosed that his compensation in his role as permanent President and Chief Executive Officer would be determined thereafter and disclosed at that time.

On October 6, 2017, Dr. Dillaha executed an employment agreement (the “Employment Agreement”), which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The following description of the Employment Agreement is a summary only and is qualified in all respects by the full text of the Employment Agreement.

The Employment Agreement shall continue until terminated by the Company or Dr. Dillaha, as provided in the Employment Agreement. Dr. Dillaha shall receive a base salary at the annual rate of $420,000, less applicable withholdings, and shall be eligible for discretionary annual bonus payments, if any, as determined by the Company’s Compensation Committee in its sole discretion, on such terms and conditions as determined by the Compensation Committee. Dr. Dillaha shall be entitled to benefits, vacation and expense reimbursement in accordance with the Company’s typical policies for executives. Upon termination of Dr. Dillaha without Cause or resignation by Dr. Dillaha for Good Reason, not related to a Change in Control (all such terms as defined in the Employment Agreement), Dr. Dillaha will be eligible to receive a lump sum severance payment equal to his annual Base Salary (at the rate in effect immediately before his date of termination). If a Change in Control occurs and Dr. Dillaha’s employment with the Company is terminated by the Company for any reason other than on account of for Cause, Disability (as defined in the Employment Agreement) or death, or by Dr. Dillaha on account of Good Reason, in either case, on the date of the Change in Control or within the two (2) year period following the occurrence of the Change in Control, Dr. Dillaha will be eligible to receive (i) a lump sum severance payment equal to his annual Base Salary (at the rate in effect immediately before his date of termination), (ii) an amount equal to eighteen (18) times the monthly COBRA premium rate (at the rate in effect immediately before the date of Dr. Dillaha’s date of termination) that Dr. Dillaha would have to pay to continue health benefits under the Company’s health plans in which he and his spouse and eligible dependents were participating in immediately prior his date of termination and (iii) full vesting and exercisability of all outstanding unvested equity awards held by Dr. Dillaha which are not vested and exercisable on his date of termination.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit Number	Exhibit Title
99.1	Employment Agreement, dated October 6, 2017, between the Company and Larry Dillaha, M.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPROS THERAPEUTICS INC.

By:	/s/ Kathi Anderson
Kathi Anderson
CFO

Dated: October 13, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Employment Agreement, dated October 6, 2017, between the Company and Larry Dillaha, M.D.